UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-K
______________
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 29, 2023

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201
Vero Beach,	Florida	32963
(Address of Principal Executive Offices)		(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbols	Name of Exchange on which registered
Preferred Stock, 7.00% Series C Cumulative Redeemable	ARR-PRC	New York Stock Exchange
Common Stock, $0.001 par value	ARR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01.	Other Events.

On August 29, 2023, ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”) announced that its Board of Directors has approved a reverse stock split of ARMOUR’s outstanding shares of common stock at a ratio of one-for-five (the “Reverse Stock Split”). The Reverse Stock Split is scheduled to take effect at about 5:00 p.m. Eastern Time on September 29, 2023 (the “Effective Time”). As a result of the reverse stock split, the number of outstanding shares of ARMOUR's common stock as of August 29, 2023, will be reduced from approximately 237,356,720 to approximately 47,471,344. At the Effective Time, the number of the Company’s authorized shares of common stock will also be reduced, on a one-for-five basis, from 450,000,000 to 90,000,000. The par value of each share of common stock will remain unchanged. Trading in ARMOUR’s common stock on a split adjusted basis is expected to begin at the market open on October 2, 2023. ARMOUR’s common stock will continue trading on the New York Stock Exchange under the symbol “ARR” but will be assigned a new CUSIP number. Cash will be paid in lieu of fractional shares.

The number of shares of ARMOUR’s Series C Preferred Stock outstanding, their preference amount and dividend rate are not affected by this reverse stock split.

ARMOUR also announced the September common cash dividend of $0.08 per share, which continues the current dividend rate before the reverse stock split becomes effective. The dividend will be payable on September 28, 2023, to holders of record of ARMOUR common stock on September 15, 2023.

ARMOUR also announced guidance for Q4 2023 that the monthly common dividend is expected to remain stable at an adjusted rate of $0.40 per share, reflecting the one-for-five reverse stock split. Expected record and payment dates are set forth below:

Holder of Record Date	Payment Date

October 16, 2023	October 30, 2023
November 15, 2023	November 29, 2023
December 15, 2023	December 28, 2023

The foregoing description of the Reverse Stock Split is qualified in its entirety by reference to the full text of ARMOUR's press release announcing the Reverse Stock Split, the September common dividend and Q4 2023 common dividend guidance, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release announcing the Reverse Stock Split, the September common dividend and Q4 2023 common dividend guidance
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2023

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ James R. Mountain
Name:	James R. Mountain
Title:	Chief Financial Officer